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                                  Exhibit 99.1

                             OMITTED SCHEDULE LIST

      The following is a list of the schedules to Exhibit 2.1 that have been omitted:

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Schedule 1     THE SELLERS, THEIR SHAREHOLDINGS    Identifies the Sellers,
               AND APPORTIONMENT OF PROVISIONAL    their shareholdings and
               CONSIDERATION                       the amount of the
                                                   consideration that they were
                                                   each to receive at the
                                                   closing of the Acquisition.
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Schedule 3     PARTICULARS OF THE COMPANY          Sets forth the corporate
                                                   information about Meadow
                                                   Farms, including registration
                                                   number, capital structure,
                                                   place of incorporation and
                                                   date of incorporation.
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Schedule 4     PARTICULARS OF ODL                  Sets forth the corporate
                                                   information about Organic
                                                   Dairies Limited, including
                                                   registration number, capital
                                                   structure, place of
                                                   incorporation and date of
                                                   incorporation.
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